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                                                                    EXHIBIT 23.8

                     CONSENT OF MCDONALD INVESTMENTS, INC.

     We hereby consent to the references in the Prospectus constituting part of this Registration Statement on Form S-4 to our firm under the headings "Background of the Merger," "McDonald Investments' Presentation to the Board of Directors of Globex" and "Factors Considered by, and Recommendation of, the Globex Board." Our consent should not be construed as an admission that this firm is a person from whom a consent is required under Section 7 of the Securities Act of 1933, as amended.

McDONALD INVESTMENTS, INC.

Cleveland, Ohio
December 6, 2001